UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2023

THE BEAUTY HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2023, The Beauty Health Company (the “Company”) promoted Brad Hauser to the position of Chief Operating Officer of the Company, effective as of April 19, 2023.

Prior to Mr. Hauser’s appointment as Chief Operating Officer, he served as Chief Product Officer of the Company since January 2023, where he oversaw product development, R&D, regulatory and technology, with a focus on continuing to advance the Company’s HydraFacial delivery systems and pioneer innovation. Mr. Hauser brings more than 20 years’ experience in aesthetic device development and marketing. Prior to joining the Company, he served as President and Chief Executive Officer of Soliton within Allergan Aesthetics, an AbbVie company until July 2022. Mr. Hauser served as President and CEO of Soliton, Inc. from November 2020 until it was acquired by Allergan Aesthetics in December 2021. Previously, he served as the Vice President, R&D and General Manager for CoolSculpting at Allergan Pharmaceuticals since ZELTIQ Aesthetics, Inc. was acquired in April 2017. Mr. Hauser served as the Senior Vice President of Research and Development at ZELTIQ Aesthetics, Inc. from January 2017 to April 2017 and as its Vice President of Research and Development from July 2015 to January 2017. Mr. Hauser joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, he held multiple roles in the aesthetic industry, including Executive Vice President of Commercial Operations for Cutera, Director of Research and Development at Medicis, and Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his Bachelor of Arts in Human Biology from Stanford University.

There are no arrangements or understandings between Mr. Hauser and any other person pursuant to which Mr. Hauser was appointed to serve as the Chief Operating Officer of the Company. There are no family relationships between Mr. Hauser and any of the Company’s directors or executive officers. Mr. Hauser has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Hauser’s promotion to the position of Chief Operating Officer, effective April 19, 2023, Mr. Hauser will: (i) receive an annual base salary of $475,000; (ii) receive a one-time promotional grant of restricted stock units with an aggregate grant date value of $1,050,000 (the “RSU Award”), and performance-based stock units with an aggregate grant date value of $350,000 (the “PSU Award”); (iii) continue to be eligible to participate in and earn a cash performance bonus under the Company’s Annual Incentive Plan (“AIP”), where his annualized at-target bonus will remain at 60% of his base salary, with the actual amount of any award under the AIP to be determined based on achievement of specific levels of performance goals set by the board of directors of the Company (the “Board”); and (iv) remain eligible to receive long-term incentive awards under The Beauty Health 2021 Incentive Award Plan (the “2021 Plan”) for each fiscal year that Mr. Hauser remains employed with the Company, with any such awards to be determined by the compensation committee of the Board. The RSU Award will vest in equal, one-third increments on each of the first three anniversaries of the grant date of April 19, 2023, in each case subject to continued service through the vesting date and certain acceleration rights. The PSU Award will vest at the conclusion of a three-year performance period based upon the achievement of pre-determined performance metrics determined by the Board or compensation committee (as applicable) on the grant date, subject to continued service with the Company through the vesting date.

Mr. Hauser will also participate in The Beauty Health Company Executive Severance Plan (the “Executive Severance Plan”), which provides that upon a termination of his employment without “cause” or for “good reason” (each as defined in the Executive Severance Plan) before or more than 12 months after a “change in control” by the Company (as defined in the 2021 Plan), he will be entitled to: (1) continued payment of his base salary for 12 months following termination, (2) a prorated target annual bonus for the year of termination, and (3) reimbursement of the employer portion of COBRA premium payments, where applicable, for 12 months following termination.

If, within 12 months following the consummation of a “change in control” of the Company, Mr. Hauser’s employment is terminated without “cause” or for “good reason,” he will be entitled to receive the same severance benefits outlined above, along with a cash payment equal to 100% of his target annual bonus for the year of termination.

Any future severance payments and benefits to Mr. Hauser under the Executive Severance Plan will be subject to his execution of a release of claims in favor of the Company. The Executive Severance Plan also includes a Section 280G “best pay” provision, which provides that if any amount received by Mr. Hauser pursuant to the Executive Severance Plan or otherwise that would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Hauser will be entitled to receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to Mr. Hauser on an after-tax basis.

The description of Mr. Hauser’s compensation is qualified in its entirety by reference to his promotion offer letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosures

On April 19, 2023, the Company issued a press release announcing the promotion of Mr. Hauser as the Company’s Chief Operating Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                                                                  Exhibits.

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Exhibit No.	Description
10.1	Promotion Offer Letter, dated April 7, 2023
99.1	Press Release, dated April 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2023	The Beauty Health Company

	By:	/s/ Liyuan Woo
	Name:	Liyuan Woo
	Title:	Chief Financial Officer

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